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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 17, 2004


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02  Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers


On November 17, 2004, Nordstrom, Inc. issued a press release announcing the appointment of Phyllis Campbell to its Board of Directors, effective November 17, 2004. A copy of this press release is attached as Exhibit 99.1. The Board of Directors also appointed Ms. Campbell as a member of Nordstrom's Audit Committee and Compensation Committee. There are no arrangements or understandings between Ms. Campbell and any other person pursuant to which Ms. Campbell was appointed to the Board of Directors. Ms. Campbell and the Company are not parties to any transaction requiring disclosure under Item 404(a) of Regulation S-K.













































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ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

On November 17, 2004, in conjunction with the appointment of Phyllis Campbell to the Board of Directors, Nordstrom, Inc.'s Board of Directors unanimously approved an amendment to the Company's bylaws to increase the number of directors from eight to nine.

















































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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:   /s/ David L. Mackie
                                                -----------------------
                                                David L. Mackie
                                                Vice President, Real Estate,
                                                and Corporate Secretary

Dated: November 22, 2004








































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EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION

99.1 Nordstrom press release dated November 17, 2004 announcing the appointment of Phyllis Campbell to the Company's Board of Directors.